Exhibit 5.1

575 Madison Avenue New York, NY 10022-2585 212.940.8800 tel 212.940.8776 fax

May 22, 2015

AccuShares Investment Management, LLC

as Sponsor to AccuShares Commodities Trust I

300 First Stamford Place – 4th Floor East

Stamford, Connecticut 06902

Attention: Jack Fonss

AccuShares Commodities Trust I with respect to
AccuShares Spot CBOE VIX Fund (the “VIX Fund”) and
AccuShares S&P GSCI Crude Oil Spot Fund (the “Crude Oil Spot Fund” and
together with the VIX Fund, the “Funds”)

Ladies and Gentlemen:

We have acted as counsel for AccuShares Investment Management, LLC (the “Sponsor”), in its capacity as the sponsor of AccuShares Commodities Trust I, a Delaware statutory trust (the “Trust”), in connection with the Trust’s filing on May 22, 2015, with the Securities and Exchange Commission (the “Commission”) of its Registration Statement on Form S-1 (the “Registration Statement”), including the prospectuses included in Part I of the Registration Statement (the “Prospectuses”), under the Securities Act of 1933, as amended (the “1933 Act”). The Registration Statement relates to the proposed registration, issuance and sale by the Trust for (A) the VIX Fund of up to a maximum aggregate offering price of $192,536,000 in VIX Fund Up class shares and up to a maximum aggregate offering price of $192,464,000 in VIX Fund Down class shares (collectively, the “VIX Fund Shares”) and (B) the Crude Oil Spot Fund of up to a maximum aggregate offering price of $200,000,000 in Crude Oil Spot Fund Up class shares and up to a maximum aggregate offering price of $200,000,000 in Crude Oil Spot Fund Down class shares (collectively, the “Crude Oil Spot Fund Shares” and together with the VIX Fund Shares, the “Shares”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Trust’s Second Amended and Restated Trust Agreement dated as of June 16, 2014 between the Sponsor, as sponsor, and Wilmington Trust, N.A., as trustee (the “Trust Agreement”), (c) the pertinent provisions of the constitution and laws of the State of Delaware, and (d) such other instruments, documents, statements and records of the Trust and others and other such statutes as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

AccuShares Investment Management, LLC

May 22, 2015

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

We have, when relevant facts material to our opinion were not independently established by us, relied, to the extent we deemed such reliance proper, upon written or oral statements of officers or other representatives of the Sponsor. We have not made or undertaken to make any independent investigation to establish or verify the accuracy or completeness of such factual representations, certifications and other information.

Based upon the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that the Shares of each Fund, when issued in accordance with the Trust Agreement, including receipt by such Fund of the consideration required for the issuance of such Fund’s Shares, will be duly and legally issued and will be fully paid and non-assessable.

This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. This opinion is limited to the Delaware statutory trust laws governing matters such as the authorization, issuance and non-assessability of the Shares and the applicable provisions of the Delaware constitution, and we do not express any opinion concerning any other laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name where it may appear in the Registration Statement and the Prospectuses. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, as amended, and the rules and regulations thereunder.

Respectfully submitted,

/s/ KATTEN MUCHIN ROSENMAN LLP

KATTEN MUCHIN ROSENMAN LLP